ONITY™

BofA Securities Leveraged Finance Conference 2025

Sean O'Neil

Executive Vice President and Chief Financial Officer

December 1-3, 2025

Disclaimer

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as "expect", "believe", "foresee", "anticipate", "intend", "estimate", "goal", "strategy", "plan" "target" and "project" or conditional verbs such as "will", "may", "should", "could" or "would" or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this presentation regarding our 2025 outlook and guidance, the net proceeds expected from the transaction with Finance of America Reverse, LLC ("FOA"), the expected timing of closing, the future of Onity's relationship with FOA, Onity's plans to redeploy capital and explore share repurchases, and the expected financial, operational and strategic benefits of the transaction. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward-looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the timing of the receipt of required regulatory approvals for the FOA transaction, the amount of assets transferred at closing, the nature and amount of post-closing adjustments, future payments related to indemnification obligations, the reaction of customers, contractual counterparties and others to the transaction, FOA's future strategic decisions and performance, Onity's future liquidity needs, the timing and anticipated impact of the transfer of certain Rithm Capital Corp. assets following their notice of non-renewal of our servicing agreements with them, the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of U.S. and global political events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; whether we will release some or all of the valuation allowance offsetting our net U.S. deferred tax asset, and the timing and amount of such release; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, future draws on existing reverse loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae); the impact of cost-reduction initiatives on our business and operations; the impact of our rebranding initiative; the amount of senior debt or common stock that we may repurchase under any repurchase programs, the timing of such repurchases, and the long-term impact, if any, of repurchases on the trading price of our securities or our financial condition; breach or failure of Onity's, our contractual counterparties', or our vendors' information technology or other security systems or privacy protections, including any failure to protect customers' data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties; our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations; the extent to which MSR Asset Vehicle LLC (MAV) will exercise its rights to sell MSRs subserviced by PHH and the impact to our subservicing portfolio; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; increased servicing costs based on increased borrower delinquency levels or other factors; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2024 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Onity's business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

This presentation contains references to adjusted pre-tax income (loss) and adjusted ROE, both non-GAAP financial measures.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) or GAAP pre-tax ROE nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax ROE and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity's reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax ROE.

The Company has not provided reconciliations of guidance for adjusted ROE, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include the change in fair value of our net MSR exposure due to changes in market interest rates and assumptions which can vary significantly between periods and are difficult to predict in advance in order to include in a GAAP estimate.

See slide titled "Note Regarding Non-GAAP Financial Measures" for additional information

Onity is a non-bank mortgage servicer and originator

NYSE: ONIT

Focused on creating positive outcomes for clients, homeowners, investors and communities

Services Offered

Servicing
Owned Servicing and Subservicing
Performing and Special

Originations
Consumer Direct, Bulk, Correspondent, Co-Issue, Wholesale channels

Forward, Reverse loans and MSRs
Conventional, Gov't-Insured and Private
Small Balance Commercial and Multi-Family

Balanced Portfolio Mix


48%
52%
Owned Servicing
Subservicing

as of 9/30/25

Industry Rank[a]

Total Servicing	#8
Subservicing	#7
Correspondent Lending	#7
Reverse Originations	#3

Award winning servicing performance and automation center of excellence

Q3'25 Financials

Adjusted ROE YTD[b]	GAAP Diluted EPS	Servicing Avg UPB	Book Value Per Share	Debt to Equity Ratio[c]
20%	$2.03	$312B	$62.21	3.1:1
***$31M** Q3 Adjusted PTI*	***$18M** GAAP Net Income*	***$24B** Servicing Additions*	***+$2.71** year-over-year*	***Restructured debt** in '24*

Sound strategy and strong execution are delivering results

Strategy

Balance and Diversification | Prudent Capital-Light Growth | Industry-Leading Cost Structure[a]
Top-Tier Operating Performance and Capabilities[b] | Dynamic Asset Management

Operating Priorities

Accelerate Growth

- Retain more MSRs
- Add new products
- Increase recapture / win rate
- Broaden asset management

Differentiate Operating Performance

- Align value drivers
- Increase predictive analytics
- Expand robotics and AI

Elevate the Customer Experience

- Engaged and personalized
- High-tech, high-touch
- Low customer effort

The US mortgage market is large, growing, and non-banks are increasing share

Total addressable market[a] for residential mortgages is large …


Unpaid Principal Balance (UPB) of Loans
$14.5T
$4.1T
$1.9T
Servicing / Subservicing as of Q2'25 (last 12 mos. through Q3'25 for Originations)
Servicing
Subservicing
Originations

Of top 25 servicers, non-banks service ~62%
Of top 25 originators, non-banks originate ~82%

…and projected to grow[b]

- Servicing market is expected to grow 2.5% YoY to $14.7T in 2025 and 2.5% YoY to $15.1T in 2026
- Originations market is expected to grow 16% YoY in 2025 and 16% YoY in 2026 to reach $2.3T
  - Refinance +52% avg annual growth ('24 to '26)
  - Purchase +5% avg annual growth ('24 to '26)
- New single-family home sales expected to increase 5% YoY to ~710k in 2026, seasonally adjusted
- The combination of lower mortgage rates and flat home prices has helped affordability conditions improve

Why Onity and why now

ONITY™

We get it done

NYSE: ONIT

- ✓ Profitability comparable to peers at a more attractive valuation
- ✓ Balanced and diversified business built to perform through market cycles with multiple opportunities for growth
- ✓ Track record of increasing market position by driving organic growth and winning new clients
- ✓ Technology-enabled, low-cost, award-winning platform drives differentiated performance and service excellence

Delivered 12 straight quarters of profitable Adjusted PTI


Adjusted Pre-Tax Income[a]
35
30
25
20
15
10
5
0
($M)
4
6
23
10
11
15
32
31
11
25
16
31
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
21%
CAGR

20% Adjusted ROE YTD 2025, above annual guidance[b]

Profitability comparable to peers at a more attractive valuation

Adjusted ROE comparable to significantly larger peers

YTD'25 actuals[(a)]


Updated our FY'25 guidance to exceed 16-18% range given after Q4'24
19%
15%
15%
12%
20%
IMB A
IMB B
IMB C
IMB D
ONIT

IMB = independent mortgage banker ("nonbanks")

Recent turnaround and relative size drives discount to peers


0.62x
0.86x
1.01x
1.09x
1.60x
ONIT
IMB A
IMB D
IMB C
IMB B

Stock prices as of close of next business day after earnings release divided by Q3'25 reported book value

Balanced business is delivering strong results with higher Originations profitability driven by lower interest rates

Originations and Servicing complement each other


Adjusted Pre-tax Income(a)
($M)
145
96
49
147
147
(0.3)
184
53
131
FY'21
FY'23
Q3'25 LTM
Originations
Servicing

3.0%	6.8%	6.7%

Avg 30-year Fixed Mortgage Rate[b]

2021 reflects the last year before sharp rise in interest rates

Impact of market scenarios on profitability


Rates Down
Rates Up
Originations
Forward Owned Servicing
Reverse Owned Servicing
Subservicing

Scenarios based on change in mortgage rates going forward and financial expectations from end of Q3'25; assumes parallel rate shifts

Originations strategy and strong execution drove record volume and profitable growth

Originations volume up 39% YoY, exceeding industry growth of 16%



Originations UPB
Co-Issue
Correspondent + Consumer Direct
8.5
3.8
4.8
9.4
3.6
5.8
11.9
4.7
7.1
($B)
Q3'24
Q2'25
Q3'25

Q3'25	YoY	QoQ
Onity	39%	26%
Industry[(a)]	16%	3%

Multi-channel strategy in Originations with a focus on B2B and customer retention

- ✓ Consumer Direct growth driven by lower rates and improved recapture execution
- ✓ B2B growth driven by enterprise sales strategy and service delivery model
- ✓ Continuous AI-driven technology investments in applications, enhanced data, and modeling
- ✓ Closed-end seconds and proprietary non-QM products (FlexIQ) expand options for our customers

Executing accretive Reverse MSRs and Originations sale transaction with Finance of America to simplify our business and focus on maximizing growth

ONIT.Y™
We get it done

NYSE: ONIT

- ✓ Agreement includes a three-year subservicing agreement for the reverse MSRs sold
- ✓ Proceeds from the reverse asset sale to be redeployed into higher yielding assets to support growth strategy and capital structure objectives
- ✓ Simplifies Company's balance sheet and strengthens liquidity and capital ratios

Executing accretive transaction to sell Reverse MSRs and Originations, simplifying our business and intensifying our focus on more profitable high-growth markets

Transaction Summary[a]

- Selling reverse MSRs, ~40k HECM loans ($9.6B UPB)[a]
- We will subservice the assets sold under a three-year agreement
- Finance of America will acquire our pipeline of reverse mortgage loans and assume some of our reverse originations' employees
- Net proceeds from the transaction and related adjustments are estimated to be $100-110M
- Expect to use the net proceeds after closing to support growth, reduce debt, and explore a share repurchase program consistent with our growth and capital structure objectives

Why We Like It

- ✓ Monetizes reverse MSRs at book value to deploy capital into forward MSRs
- ✓ Allows increased focus on maximizing forward originations and recapture
- ✓ Retains profitable subservicing business, locking in collaboration with a market leader
- ✓ Strengthens financial metrics such as liquidity and capital ratio
- ✓ Simplifies balance sheet by removing $10B balance sheet gross-up

Summary Financials[b]	in $M as of 9/30/25
Total proceeds received	~189
Value of reverse MSR	~92.8
Net proceeds[c]	~100-110

- **Received book value for assets**
- **Expect transaction to be accretive by mid-2027[d]**

[a] UPB as of September 30, 2025; Expected to close in Q1'26; subject to GNMA / regulatory approval and customary closing conditions; (b) All financials and metrics are estimated;[c] Following paydown of financing lines; [d] Reserves to be taken for indemnification of the sale transaction and restructuring related to exiting the reverse originations business upon close of the transaction

Focused on accelerating subservicing growth

Subservicing Additions[a]


UPB
($B)
12
32
21
12
28
1H'25
2H'25
1H'26
Projected
Actual

Robust pipeline of subservicing opportunities

- ✓ Active pipeline[b] of new business
  - 9 new clients signed in FY'25 and 6 agreements under contract negotiation
- ✓ Capitalizing on commercial expansion opportunities
  - UPB +9% QoQ and +32% YoY
  - Stronger economics than residential subservicing
- ✓ Rithm non-renewal (~$33B UPB) enables focus on more profitable relationships
  - Rithm subservicing is one of our least profitable portfolios in Q3'25
  - Do not expect removal to have material financial impact for FY'26

Top-tier servicing performance delivers value for customers and investors

Top-Tier Investor Performance[a]

GSE AWARDS
8 OUT OF 8
LAST 4 YEARS

HUD TIER 1
4 OUT OF 4
LAST 4 YEARS

Commitment to Technology

SSON IMPACT AWARDS

2024 Best-in-Class
Center of Excellence Intelligent Automation Award

Competitive Cost Structure[b]

Performing Loans	Non-Performing Loans
23%+ Lower	52%+ Lower

Customer Experience[c]

4.6 ★★★★★
Positive Experience Call Center

4.0 ★★★★★
Positive Experience Loan Boarding

55
Subservicing Client Net Promoter Score

NAMB
2023 and 2024 Affiliate Company of the Year for Reverse Mortgage

Expanding our AI powered platform to grow revenue, reduce cost, and drive service excellence

Robotics
Elevate the digital customer experience and utility

Natural Language Processing (NLP)
Power intelligent communication

Vision (OCR/IDP)
Streamline document management

Machine Learning (ML)
Unlock predictive insights

Smarter decisions & measurable value

Drive Cost Leadership

Accelerate Revenue Growth

Maximize Customer Retention

Deliver Operational Superiority

Next generation AI / ML fuels our strategic vision

Integrate RPA, LLMs, and ML across all processes	Data-enabled intelligence to guide decisions	Predictive models / GenAI proactively solve customer needs	Unify operations under a single AI-driven framework

Capital allocation strategy focused on growth and optimizing shareholder return

Prioritize Organic Growth
- Expanding products and services
- Retaining more mortgage servicing rights (MSRs), targeting 50/50 mix of owned and subservicing
- Investing in advanced technology (Gen AI, machine learning)

Optimize Liquidity
- Maintaining strong and liquid balance sheet
- Targeting leverage ratio in line with peers over long-term

Drive Long-term Returns
- Deploying capital responsibly to optimize investments
- Evaluating opportunities periodically to return value to shareholders

Disciplined approach to capital management

Expect to exceed Adjusted ROE guidance for 2025

✓ = confirmed guidance
* = updated or new guidance

Financial Objectives

- Sustain Adjusted PTI performance[(a)]
- Maintain earnings stability
- Increase scale of platform
- Capitalize on market-cycle opportunities

Full-Year 2025 Guidance[(b)]

- * Exceed Adjusted ROE of 16-18%[(c)]
- * Total servicing UPB growth of 5-10%[(d)]
- ✓ High hedge effectiveness to protect value of MSR[(e)]
- ✓ Maintain efficiency ratio[(f)]
- * Release significant portion of $180M deferred tax valuation allowance (VA) by year-end[(g)]

Focused on accelerating profitable growth and creating value for all stakeholders

ONITY™
We get it done

- Strong outlook for the year
- Balanced and diversified business built to perform through market cycles with multiple opportunities for growth
- Track record of increasing market position by driving growth and winning new clients
- Technology-enabled, low-cost, award-winning platform drives differentiated performance and service excellence
- Profitability comparable to peers at a more attractive valuation

Thank you.

Questions?

Appendix

Delivered 12th straight quarter of positive Adjusted Pre-tax Income

(Dollars in millions, except per share metrics)	Q3'24	Q2'25	Q3'25
Adjusted pre-tax income[a]	**31.5**	**16.4**	**30.9**
MSR valuation adjustments due to rates and assumption changes, net[b]	8.1	6.2	(0.0)
Other notables	(12.0)	0.2	(7.8)
Income tax benefit (expense)	(6.3)	(1.3)	(4.4)
GAAP net income	**21.4**	**21.5**	**18.7**
Preferred stock dividend	-	(1.0)	(1.0)
GAAP net income attributable to common stockholders	**21.4**	**20.5**	**17.7**
Diluted earnings per share[c]	$2.65	$2.40	$2.03
Basic earnings per share[c]	$2.72	$2.55	$2.19
Book value per common share	$59.50	$59.82	$62.21
GAAP ROE[d]	18.7%	17.4%	14.4%
Adjusted ROE[e]	**27.4%**	**14.1%**	**24.9%**
Available liquidity[f] end of period	299.2	218.1	221.3
Servicing additions ($B)	$18.5	$15.2	$24.1
Servicing average UPB ($B)	$304.2	$307.0	$311.5

Diversified servicing portfolio mitigates risk


% of Servicing UPB
end of Q3'25
Subservicing
~48%
Other Subservicing
MAV
Reverse
Fannie
Freddie
GSE MSR
~36%
Owned Servicing[a]
~52%
PLS MSR
~4%
GNMA Fwd MSR
~8%
Rvs Owned
~4%
$316B
total servicing UPB
end of Q3'25

MSR to be hedged


GAAP MSR Fair Value
end of period
2,763
567
255
1,941
($M)
Q3'25
Rithm, MAV and other pledged MSR[b]
Excess Servicing Spread (ESS)[b]
MSR to be hedged

MSR[a] Valuation

(Dollars in millions)	as of 9/30/2024				as of 6/30/2025				as of 9/30/2025			
	GSE	Gov't[b]	Non-Agency	Total Retained	GSE	Gov't[b]	Non-Agency	Total Retained	GSE	Gov't[b]	Non-Agency	Total Retained
UPB	87,587	18,673	12,684	118,944	109,176	21,579	11,694	142,448	114,574	25,007	11,366	150,946
Loan Count (000s)	344	90	81	515	420	96	76	593	435	104	75	614
Fair Value	1,227	299	104	1,630	1,563	391	98	2,052	1,632	459	96	2,186
Fair Value (% of UPB)	**1.40%**	**1.60%**	**0.82%**	**1.37%**	**1.43%**	**1.81%**	**0.84%**	**1.44%**	**1.42%**	**1.83%**	**0.84%**	**1.45%**
Collateral Metrics:												
Weighted Average Note Rate	3.998	4.800	4.736	4.203	4.430	4.952	4.603	4.523	4.548	5.086	4.562	4.638
Weighted Average Svc Fee	0.255	0.412	0.328	0.287	0.255	0.417	0.328	0.285	0.254	0.421	0.329	0.288
Weighted Average Rem Term	296	311	160	284	300	312	152	290	301	318	149	293
% D30 (MBA definition)	1.2%	5.2%	6.6%	2.7%	1.1%	4.9%	6.7%	2.4%	0.9%	4.6%	6.4%	2.2%
% D60 (MBA definition)	0.3%	1.9%	2.3%	0.9%	0.2%	1.5%	1.8%	0.6%	0.2%	1.5%	2.0%	0.7%
% D90+ (MBA definition)	0.6%	4.1%	5.2%	1.9%	0.4%	3.1%	4.7%	1.4%	0.4%	2.8%	4.4%	1.3%
% D30-60-90+	**2.0%**	**11.3%**	**14.1%**	**5.5%**	**1.7%**	**9.5%**	**13.2%**	**4.4%**	**1.5%**	**8.9%**	**12.9%**	**4.2%**
Fair Value Assumptions[c]:												
Lifetime CPR[d]	7.50	8.60	7.82	7.71	7.21	7.49	7.72	7.30	7.39	7.81	7.68	7.48
Cost to Service - Lifetime Total [e]	$68.8	$108.6	$168.5	$85.7	$68.5	$104.6	$172.4	$82.5	$68.3	$102.9	$172.3	$81.8
Cost to Service - Lifetime Perf. [e][f]	*$65*	*$75*	*$130*	*$77*	*$65*	*$75*	*$130*	*$75*	*$65*	*$75*	*$130*	*$75*
Cost to Service - Lifetime NPL [e][f]	*$551*	*$664*	*$896*	*$740*	*$535*	*$662*	*$904*	*$733*	*$535*	*$662*	*$903*	*$731*
Ancillary Income[e]	$42.3	$45.5	$66.7	$45.4	$43.0	$46.2	$68.2	$45.6	$43.3	$46.7	$68.0	$45.7
Discount Rate	8.9	10.1	10.7	9.3	9.2	10.6	10.7	9.5	9.1	10.6	10.7	9.5
MSR Valuation Multiple	**5.49x**	**3.92x**	**2.50x**	**4.77x**	**5.62x**	**4.37x**	**2.56x**	**5.05x**	**5.60x**	**4.35x**	**2.57x**	**5.04x**

a) Forward owned MSR; includes pledged ESS
b) Includes government MSR with GNMA and non-GNMA investors
c) 3rd party broker assumptions
d) Total voluntary payoffs and involuntary defaults; does not include scheduled payments
e) Annual $ per loan; ancillary includes REO fee income on Non-Agency MSRs
f) Performing represents Current and D30; NPL represents D60+

Managing owned MSRs to a targeted investment range

(Dollars in billions)	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25
Forward Owned	122	124	124	123	124	135	141	148
Reverse Owned	8	8	8	9	11	12	12	11
Total Owned MSR Servicing[(a)] Avg UPB	**130**	**132**	**132**	**132**	**135**	**147**	**153**	**159**
Forward Owned w/ ESS	26	25	24	24	24	25	24	24
Owned MSR Servicing excluding ESS Avg UPB	**104**	**107**	**107**	**108**	**111**	**122**	**128**	**135**

MSR Investment Range

- $115-135B **including** ESS *2023-2024*
- $115-150B **excluding** ESS *beginning in Q1'25*

(Dollars in billions)	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25
Servicing Released	0.0	0.0	6.2	8.6	0.0	0.0	0.0	0.0
Subservicing Retained	0.2	0.4	0.8	0.5	0.7	0.5	0.6	0.7
MSR Sales	**0.2**	**0.5**	**7.0**	**9.0**	**0.7**	**0.6**	**0.6**	**0.7**
Originations Funded Volume	5.6	4.6	7.0	8.5	9.6	7.0	9.4	11.9
Bulk MSR Purchases	0.1	0.8	0.3	1.5	8.3	4.9	0.3	1.3
MSR Additions	**5.7**	**5.4**	**7.3**	**10.1**	**17.9**	**11.9**	**9.7**	**13.2**

Increasing scale and diligent cost management improving operating efficiency

Operating Efficiency by Segment


Originations
60
50
40
30
20
10
0
($M)
Q2'22
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
94%
52%
56%
56%
61%
45%
Servicing(a)
200
150
100
50
0
($M)
Q2'22
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
50%
32%
37%
34%
34%
32%
Adj Opex
Adj Revenue excl Float
Operating Efficiency

Operating Efficiency = Adj Opex (excl. overhead allocation) as % of Adj Revenue (excl. float earnings)

Growth and diversification strategies diminished Rithm revenue contribution


Rithm % of Total Adjusted Revenue(a)
236
225
220
227
265
8.2%
8.4%
8.0%
6.2%
4.9%
19
19
18
14
13
($M)
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Excluding Rithm
Rithm
Rithm Pct

Above shows 100% of Rithm revenue, however ~$8.5B UPB of $33B portfolio will require third party consents to transfer (timing and success of which is uncertain)

Reverse benefits our balanced business model

Reverse Combined Adjusted Pre-Tax Income[a]


$23M
$38M
$24M
$5M
FY'22
FY'23
FY'24
9M'25

	FY'22	FY'23	FY'24	9M'25
Originations	12	(3)	2	2
Servicing	11	41	22	3

- ✓ Creates upside potential on originations market if rates decline
- ✓ Offers cost-efficient hedge to the forward MSR
- ✓ Creates product and service breadth for Correspondent clients who offer both forward and reverse products and want a one-stop solution
- ✓ Enables operational expertise necessary to acquire distressed reverse assets
- ✓ Generates significant liquidity and accretive earnings through securitizations

$143M | Reverse Originations Q3'25
➢ 1% of total volume

$19B | Reverse Owned Servicing and Subservicing Avg UPB Q3'25
➢ 6% of total book

~16% | Natural hedge for forward MSR in Q3'25 LTM

Dilution controlled by Onity due to updated agreements

As of 9/30/25	Remaining Oaktree Warrant* Settlement Method *at Onity's discretion*					
ONIT Share Price $39.96	Gross Shares Settlement		Net Settlement in Shares		Net Settlement in Cash	
Book Value in $M	Book Value	Share Count	Book Value	Share Count	Book Value	Share Count
I Equity and Outstanding Shares	**501.4**	**8,058,874**	**501.4**	**8,058,874**	**501.4**	**8,058,874**
II Exercise of Warrants* (at Onity's discretion)	31.8	1,184,768	-	389,586	(15.6)	-
III Equity and Shares After Dilution of Warrants [I + II]	**533.1**	**9,243,642**	**501.4**	**8,448,460**	**485.8**	**8,058,874**
IV Awards & Options	0.2	528,119	0.2	528,119	0.2	528,119
Estimated Equity and Shares After Dilution of Warrants, Awards and Options [III + IV]	**533.3**	**9,771,761**	**501.6**	**8,976,579**	**486.0**	**8,586,993**
Book Value Per Share (BVPS) Reported	$62.21		$62.21		$62.21	
BVPS After Dilution of Warrants	$57.68		$59.34		$60.28	
BVPS After Dilution of Warrants, Awards and Options	$54.58		$55.87		$56.60	
Implied Dilution of Warrants	**($4.54)**		**($2.87)**		**($1.93)**	
Implied Dilution of Warrants % of BVPS	**(7.3%)**		**(4.6%)**		**(3.1%)**	

Data is end of period; share and equity data after dilution assumes exercise of all dilutive stock options and warrants and vesting of all equity-settled restricted stock units, assuming target performance where applicable

**We issued to Oaktree warrants to purchase 1,184,768 shares of our common stock at a price per share of $26.82 that may be exercised at any time through March 4, 2027*

Condensed Consolidated Balance Sheets (unaudited)

Assets (Dollars in millions)	September 30, 2024	June 30, 2025	September 30, 2025
Cash and cash equivalents	202	194	173
Restricted cash	78	62	98
Mortgage servicing rights (MSRs), at fair value	2,224	2,633	2,763
Advances, net	523	461	435
Loans held for sale, at fair value	1,198	2,048	1,916
Loans held for investment, at fair value	8,331	10,471	10,117
Receivables, net	172	205	167
Investment in equity method investee	31	-	-
Premises and equipment, net	12	10	10
Other assets	96	129	119
Contingent loan repurchase asset	361	318	308
Total Assets	**13,227**	**16,531**	**16,107**

Liabilities, Mezzanine & Stockholders' Equity	September 30, 2024	June 30, 2025	September 30, 2025
Home Equity Conversion Mortgage-Backed Securities (HMBS) related borrowings, at fair value	8,132	10,253	9,925
Other financing liabilities, at fair value	826	818	822
Advance match funded liabilities	377	342	321
Mortgage loan financing facilities, net	1,356	2,196	2,062
MSR financing facilities, net	805	1,219	1,223
Senior notes, net	535	489	489
Other liabilities	366	365	406
Contingent loan repurchase liability	361	318	308
Total Liabilities	**12,759**	**16,000**	**15,556**
Mezzanine Equity	-	50	50
Stockholders' Equity	468	482	501
Total Liabilities, Mezzanine and Stockholders' Equity	**13,227**	**16,531**	**16,107**

Condensed Balance Sheets Breakdown

Assets (Dollars in millions)	September 30, 2025 *unaudited*	Rithm, MAV & other pledged MSR	Reverse mortgages	GNMA EBO	All others
Cash and cash equivalents	173				173
Restricted cash	98				98
Mortgage servicing rights (MSRs), at fair value	2,763	567			2,196
Advances, net	435				435
Loans held for sale, at fair value	1,916				1,916
Loans held for investment, at fair value	10,117		9,925		193
Receivables, net	167				167
Premises and equipment, net	10				10
Other assets	119				119
Contingent loan repurchase asset	308			308	
Total Assets	**16,107**	**567**	**9,925**	**308**	**5,308**

Liabilities, Mezzanine & Stockholders' Equity	September 30, 2025 *unaudited*	Rithm, MAV & other pledged MSR	Reverse mortgages	GNMA EBO	All others
Home Equity Conversion Mortgage-Backed Securities (HMBS) related borrowings, at fair value	9,925		9,925		
Other financing liabilities, at fair value	822	567			255
Advance match funded liabilities	321				321
Mortgage loan financing facilities, net	2,062				2,062
MSR financing facilities, net	1,223				1,223
Senior notes, net	489				489
Other liabilities	406				406
Contingent loan repurchase liability	308			308	
Total Liabilities	**15,556**	**567**	**9,925**	**308**	**4,756**
Mezzanine Equity	50				50
Stockholders' Equity	501				501
Total Mezzanine and Stockholders' Equity	**551**				**551**
Equity to Asset Ratio	**3.4%**				**10.4%**

Condensed Consolidated Statements of Operations (unaudited)

(Dollars in millions) Three months ended	September 30, 2024	June 30, 2025	September 30, 2025
Servicing and subservicing fees	211	211	217
Gain on reverse loans held for investment and HMBS-related borrowings, net	18	12	13
Gain on loans held for sale, net	26	10	34
Other revenue, net	11	13	16
Total Revenue	**266**	**247**	**280**
MSR Valuation Adjustments, net	**(32)**	**(27)**	**(45)**
Compensation and benefits	60	61	63
Servicing and origination	11	13	16
Technology and communications	13	15	16
Professional services	17	8	18
Occupancy, equipment and mailing	8	8	9
Other expenses	3	4	4
Total Operating Expenses	**112**	**110**	**126**
Interest income	24	32	38
Interest expense	(74)	(76)	(83)
Pledged MSR liability expense	(42)	(43)	(42)
Gain on extinguishment of debt	0	-	-
Earnings of equity method investee	1	-	-
Other, net	(3)	(0)	1
Total Other Income (Expense), net	**(94)**	**(87)**	**(86)**
Income before income taxes	28	23	23
Income tax expense	6	1	4
Net income	**21**	**22**	**19**
Preferred stock dividend	-	(1)	(1)
Net Income attributable to common stockholders	**21**	**20**	**18**

Note Regarding Non-GAAP Financial Measures

In the following slides, we present supplemental information (including reconciliations) relating to certain illustrative adjustments to GAAP pre-tax income (loss) and GAAP pre-tax return on equity. We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) or GAAP pre-tax return on equity, nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax return on equity and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity's reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax return on equity.

The Company has not provided reconciliations of guidance for Adjusted ROE, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include the change in fair value of our net MSR exposure due to changes in market interest rates and assumptions which can vary significantly between periods and are difficult to predict in advance in order to include in a GAAP estimate.

Beginning with the three months ended December 31, 2024, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate Other Income Statement Notables to include change in fair value due to interest rates for reverse loan buyouts (reported in gain/loss on loans held for sale, at fair value). We made this change to align with the change to our risk management approach to include changes in fair value of reverse loan buyouts due to interest rates in our MSR hedge strategy, consistent with other notables, such as Forward MSR Valuation Adjustments due to rates and assumption changes, net and Reverse Mortgage Fair Value Change due to rates and assumption changes. Other Income Statement Notables (a component of Other Notables) for the first three quarters of 2024 have been revised from prior presentations to reflect the methodology we adopted during the fourth quarter of 2024.

On the slide titled "Notables and Adjusted Pre-tax Income (Loss) Calculation", we adjust GAAP pre-tax income (loss) for the following factors: MSR valuation adjustments, expense notables, and other income statement notables. MSR valuation adjustments are comprised of changes to Forward MSR and Reverse mortgage valuations due to rates and assumption changes. Expense notables include significant legal and regulatory settlement expenses, expense recoveries, severance and retention costs, LTIP stock price changes, consolidation of office facilities and other expenses (such as costs associated with strategic transactions). Other income statement notables include non-routine transactions that are not categorized in the above.

On the slide titled "ROE Calculations", we present our calculation of annualized return on equity based on GAAP net income, as well as an annualized return on equity calculation based on adjusted pre-tax income (loss) as calculated in the following slide.

Notables and Adjusted Pre-tax Income (Loss) Calculation

(Dollars in millions)	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25
I Reported net income (loss)	**(80)**	**(40)**	**15**	**8**	**(47)**	**30**	**11**	**21**	**(28)**	**22**
A Income tax benefit (expense)	(1)	(2)	(1)	(1)	(2)	(2)	(3)	(6)	6	13
II Reported pre-tax income (loss) [I – A]	**(79)**	**(38)**	**16**	**10**	**(46)**	**32**	**14**	**28**	**(34)**	**9**
Forward MSR valuation adjustments due to rates and assumption changes, net[a][b]	(72)	(46)	(23)	13	(64)	18	(13)	(1)	14	(12)
Reverse mortgage fair value change due to rates and assumption changes[b][c]	4	7	(10)	(12)	13	1	(4)	9	(15)	10
III Total MSR valuation adjustments due to rates and assumption changes, net	**(68)**	**(39)**	**(33)**	**0**	**(51)**	**19**	**(17)**	**8**	**(1)**	**(2)**
Significant legal and regulatory settlement expenses	(1)	(2)	28	(3)	(3)	(2)	2	(6)	(2)	(14)
Expense recoveries	(0)	0	-	-	-	-	-	-	-	-
Severance and retention[d]	(6)	(4)	(1)	(0)	(2)	(2)	(1)	(0)	(0)	(0)
LTIP stock price changes[e]	(6)	2	(1)	2	(1)	3	1	(1)	(1)	0
Office facilities consolidation	(1)	(0)	0	0	0	(0)	0	(0)	(0)	(0)
Other expense notables[f]	1	0	0	1	1	(1)	(1)	0	(0)	1
B Total expense notables	**(13)**	**(4)**	**28**	**(1)**	**(5)**	**(2)**	**1**	**(7)**	**(4)**	**(14)**
C Gain (loss) on extinguishment of debt	-	-	-	1	0	1	0	0	(51)	-
D Gain on sale of MAV canopy	-	-	-	-	-	-	-	-	14	-
E Other income statement notables[g]	(1)	(1)	(1)	(1)	(1)	(2)	(3)	(5)	(3)	(0)
IV Total other notables [B + C + D + E]	**(14)**	**(5)**	**27**	**(0)**	**(5)**	**(2)**	**(2)**	**(12)**	**(44)**	**(14)**
V Total notables[h] [III + IV]	**(83)**	**(44)**	**(6)**	**(0)**	**(56)**	**17**	**(19)**	**(4)**	**(45)**	**(16)**
Adjusted pre-tax income[i] [II – V]	**4**	**6**	**23**	**10**	**11**	**15**	**32**	**31**	**11**	**25**
Weighted average common shares outstanding (diluted) *in M*	7.6	7.5	7.9	8.1	7.7	8.0	7.9	8.1	7.9	8.4

Notables and Adjusted Pre-tax Income (Loss) Calculation

(Dollars in millions)	Q2'25	Q3'25	FY'21	FY'22	FY'23	FY'24	9M'25	Q3'25 LTM
I Reported net income (loss)	**22**	**19**	**18**	**26**	**(64)**	**34**	**62**	**34**
A Income tax benefit (expense)	(1)	(4)	22	1	(6)	(5)	7	13
II Reported pre-tax income (loss) [I – A]	**23**	**23**	**(4)**	**25**	**(58)**	**39**	**55**	**21**
Forward MSR valuation adjustments due to rates and assumption changes, net[a][b]	6	(3)	11	151	(121)	17	(9)	4
Reverse mortgage fair value change due to rates and assumption changes[b][c]	1	3	(23)	(48)	(3)	(7)	13	(1)
III Total MSR valuation adjustments due to rates and assumption changes, net	**6**	**(0)**	**(12)**	**103**	**(124)**	**10**	**4**	**3**
Significant legal and regulatory settlement expenses	2	(7)	(12)	7	21	(8)	(19)	(21)
Expense recoveries	-	-	(3)	4	-	-	-	-
Severance and retention[d]	(0)	(0)	-	(19)	(7)	(3)	(1)	(1)
LTIP stock price changes[e]	(2)	0	(6)	6	3	1	(1)	(2)
Office facilities consolidation	(0)	(0)	(0)	(4)	0	(0)	(0)	(0)
Other expense notables[f]	1	1	(16)	1	2	(2)	2	2
B Total expense notables	**1**	**(7)**	**(37)**	**(5)**	**18**	**(12)**	**(19)**	**(23)**
C Gain (loss) on extinguishment of debt	-	-	(15)	1	1	(49)	-	(51)
D Gain on sale of MAV canopy	-	-	-	-	-	14	-	14
E Other income statement notables[g]	(1)	(1)	(1)	(4)	(2)	(13)	(3)	(6)
IV Total other notables [B + C + D + E]	**0**	**(8)**	**(52)**	**(9)**	**17**	**(60)**	**(22)**	**(66)**
V Total notables[h] [III + IV]	**6**	**(8)**	**(64)**	**94**	**(107)**	**(51)**	**(18)**	**(63)**
Adjusted pre-tax income (loss)[i] [II – V]	**16**	**31**	**59**	**(70)**	**49**	**90**	**73**	**84**
Weighted average common shares outstanding (diluted) *in M*	8.5	8.7	9.4	9.0	7.6	8.1	8.6	8.5

ROE Calculations

(Dollars in millions)	Q3'24	Q2'25	Q3'25	9M'25
I Reported net income	21	22	19	62
A Preferred stock dividend	-	(1)	(1)	(3)
II Reported net income attributable to common stockholders [I + A]	**21**	**20**	**18**	**59**
III Annualized net income attributable to common stockholders [II * 4 *for qtr*]	**86**	**82**	**71**	**79**
B Beginning period common equity	446	460	482	443
C Ending period common equity	468	482	501	501
IV Average equity [(B + C) / 2]	**457**	**471**	**492**	**472**
GAAP ROE [III / IV] (after tax)	**19%**	**17%**	**14%**	**17%**

(Dollars in millions)	Q3'24	Q2'25	Q3'25	9M'25
I Reported net income	21	22	19	62
II Notable items	(4)	6	(8)	(18)
III Income tax benefit (expense)	(6)	(1)	(4)	7
IV Adjusted pre-tax income[(a)] [I – II – III]	**31**	**16**	**31**	**73**
V Annualized adjusted pre-tax income [IV * 4 *for qtr*]	**126**	**66**	**124**	**97**
A Beginning period common equity	446	460	482	443
C Ending period common equity	468	482	501	501
D Equity impact of notables	4	(6)	8	18
B Adjusted ending period equity [C + D]	472	475	509	519
VI Average adjusted equity [(A + B) / 2]	**459**	**468**	**496**	**481**
Adjusted ROE[(a)] [V / VI] (pre-tax)	**27%**	**14%**	**25%**	**20%**

Q3'25 P&L GAAP to Adjusted Bridge

Servicing Segment (Dollars in millions)	GAAP	Rithm, MAV & Other Pledged MSR Reclass	Reverse Reclass	MSR FV Adjustments Notables	Other Notables	Inter-Segment Reclass	Adjusted
Revenue	233	(30)	10	(3)	1		211
MSR Valuation Adjustments, net	(49)		(8)	3			(54)
Operating Expenses	(75)	0	(2)		4	14	(58)
Other Income (Expense)	(85)	30			0		(55)
Corporate Overhead Allocations	-					(14)	(14)
Pre-tax Income	**25**	**-**	**-**	**0**	**6**	**-**	**31**

Originations Segment (Dollars in millions)	GAAP	Rithm, MAV & Other Pledged MSR Reclass	Reverse Reclass	MSR FV Adjustments Notables	Other Notables	Inter-Segment Reclass	Adjusted
Revenue	47			6			53
MSR Valuation Adjustments, net	4			(6)			(3)
Operating Expenses	(28)	(0)			(0)	4	(24)
Other Income (Expense)	2	0					2
Corporate Overhead Allocations	-					(4)	(4)
Pre-tax Income	**25**	**-**	**-**	**-**	**(0)**	**-**	**25**

Consolidated (Dollars in millions)	GAAP	Rithm, MAV & Other Pledged MSR Reclass	Reverse Reclass	MSR FV Adjustments Notables	Other Notables	Inter-Segment Reclass	Adjusted
Revenue	280	(30)	10	4	1		265
MSR Valuation Adjustments, net	(45)		(8)	(4)			(56)
Operating Expenses	(126)	0	(2)		7		(121)
Other Income (Expense)	(86)	30			0		(57)
Pre-tax Income	**23**	**-**	**-**	**0**	**8**	**-**	**31**

End Notes

SLIDE 3

a) Industry rank source for total servicing: Inside Mortgage Finance Top Primary Mortgage Servicers 2Q25 (among nonbanks only); industry rank source for subservicing: Inside Mortgage Finance Top Residential Subservicers: June 30, 2025 (among nonbanks only); industry rank source for correspondent lending: Inside Mortgage Finance Top Correspondent Platforms: 6M2025 (among nonbanks only); industry rank source for reverse originations: HMBS Issuance History First Six Months 2025 from GNMA, as compiled by New View Advisors
b) Adjusted ROE is annualized adjusted pre-tax income return on common equity; see appendix for discussion of non-GAAP measures
c) Debt divided by mezzanine and stockholders' equity at period end; debt defined as face value of senior notes plus MSR financing liabilities

SLIDE 4

a) See slide titled "Top-tier servicing performance delivers value for customers and investors" for cost structure comparison to peers from MBA's 2024 Servicing Operations Study
b) See slide titled "Top-tier servicing performance delivers value for customers and investors" for servicer awards

SLIDE 5

a) Total addressable market source for servicing: Inside Mortgage Finance Top Primary Mortgage Servicers 2Q25; total addressable market source for subservicing: Inside Mortgage Finance Top Residential Subservicers: June 30, 2025; total addressable market source for originations: avg of FNMA and MBA for Q4'24 through Q3'25 included in their Oct'25 forecasts; nonbank % of top 25 source: Inside Mortgage Finance Top Primary Mortgage Servicers 2Q25 and Top 50 Mortgage Lenders: 6M2025
b) Market projections source for servicing: MBA Oct'25 forecast of mortgage debt outstanding; market projections source for originations and home sales: avg of FNMA and MBA Oct'25 forecasts

SLIDE 7

a) See appendix for discussion of non-GAAP measures including adjusted PTI

SLIDE 7 *cont.*

b) Adjusted ROE Q3'25 YTD; adjusted ROE refers to annualized adjusted PTI return on common equity; see appendix for discussion of non-GAAP measures; refers to guidance provided on slide 16 of Q4'24 earnings presentation; guidance assumes we achieve our objectives and there are no adverse changes to market, industry, business conditions, or legal and regulatory matters; in the past, results have differed materially from our expectations, and this may happen again

SLIDE 8

a) IMB A and B report metric as annualized operating return on average equity; IMB C reports metric as annualized earnings available for distribution return on average equity; IMB D and Onity report metric as annualized adjusted return on average equity; IMB A, B, and C are estimated using avg of Q1'25, Q2'25, and Q3'25 reported results
b) Refers to guidance provided in Q4'24 earnings presentation and updated in Q3'25 earnings presentation; guidance assumes we achieve our objectives and there are no adverse changes to market, industry, business conditions, or legal and regulatory matters; in the past, results have differed materially from our expectations, and this may happen again

SLIDE 9

a) See appendix for discussion of non-GAAP measures including adjusted PTI
b) Source: Freddie Mac Primary Mortgage Market Survey

SLIDE 10

a) Chart shows avg UPB for owned servicing which includes owned MSRs, reverse mortgage loans (referred to as our reverse MSR) and other whole loans

SLIDE 11

a) Industry YoY and QoQ growth uses avg of MBA Mortgage Finance Forecast and FNMA Housing Forecast as of Oct'25

SLIDE 13

a) Includes external subservicing additions and internal conversions of owned servicing to subservicing through MSR sales
b) Subservicing pipeline includes client prospects where we've had an active dialogue as of 10/31/25

SLIDE 14

a) GSE Awards for last 4 years include FNMA STAR and FHLMC SHARP (2023-2024 recognized as a subservicer for SHARP)
b) Cost per loan (CPL) comparison of Onity to large banks/nonbanks (excl. Onity) in FY'24 for forward residential mortgages (source: MBA's 2025 Servicing Operations Study); CPL defined as fully-loaded opex divided by avg loan count; large banks/nonbanks have at least 1 million loans serviced; survey results: Onity's CPL is 23% lower than large nonbanks and 25% lower than large banks for performing loans (< 60 days past due), as well as 52% lower than large nonbanks and 70% lower than large banks for non-performing loans (60+ days past due)
c) Positive experience scores for call center and loan boarding based on responses to borrower surveys for 2025 YTD through September (based on a 5-star rating); client net promoter score based on subservicing client surveys in 1H'25

SLIDE 17

a) See appendix for discussion of non-GAAP measures including adjusted PTI
b) Assumes we achieve our objectives and there are no adverse changes to market, industry, business conditions, or legal and regulatory matters; in the past, results have differed materially from our expectations, and this may happen again
c) Annualized adjusted PTI return on common equity; see appendix for discussion of non-GAAP measures including adjusted ROE
d) 5-10% increase in total servicing UPB from year-end 2024 to year-end 2025
e) Due to April market volatility, we adjusted our hedge target from 90-110% to 80-100% to optimize liquidity and MSR returns; we regularly evaluate the hedge coverage ratio at the intended shock interval to determine if it is relevant or warrants adjustment based on market conditions, symmetry of interest rate risk exposure, liquidity impacts under shock scenarios and other factors; as the market dictates, we may choose to maintain the hedge coverage ratio at different thresholds to preserve liquidity, improve hedge effectiveness and/or optimize asset returns
f) Efficiency ratio defined as adjusted operating expenses (which excludes overhead allocation at segment level) divided by adjusted revenue (excluding float earnings)

End Notes

SLIDE 17 *cont.*

g) As a result of improving earnings and other factors, it is reasonably possible we could release a significant portion of our US VA by year-end; $180M total VA (US) as of 12/31/24

SLIDE 21

a) See appendix for discussion of non-GAAP measures including adjusted PTI; effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted PTI would have been $35M in Q3'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information

b) MSR valuation adjustments that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to MAV, RITM and others and ESS financing liabilities that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustments, net; effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, MSR valuation adjustments due to rates and assumption changes, net would be $4M in Q3'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information

c) GAAP net income (loss) attributable to common stockholders per share

d) GAAP annualized return on common equity; see slide 36 for calculation

e) Annualized adjusted PTI return on common equity; see slide 36 for calculation; effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted ROE would be 31% for Q3'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information

f) Unrestricted cash plus available credit

SLIDE 22

a) Includes owned MSRs, reverse mortgage loans (referred to as our reverse MSR) and other whole loans

b) Fair value of the pledged liability for Rithm, MAV and other pledged MSRs, and for ESS

SLIDE 24

a) Includes owned MSRs, reverse mortgage loans (referred to as our reverse MSR) and other whole loans

SLIDE 25

a) Effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, Servicing operating efficiency ratio would be 31% in Q3'24 and 38% in Q4'24

SLIDE 26

a) See appendix for discussion of non-GAAP measures including adjusted revenue

SLIDE 27

a) See appendix for discussion of non-GAAP measures; effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, Reverse Servicing adjusted PTI would still be ~$22M and Reverse combined adjusted PTI would still be ~$24M in FY'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information

SLIDES 33 & 34

a) MSR valuation adjustments that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to MAV, Rithm and others and ESS financing liabilities that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustments, net; adjustments exclude valuation gains on MSR purchases of $8.8M for Q2'21, $2.6M for Q4'22, $1.9M for Q1'23, $19.6M for FY'21, $9.9M for FY'22, and $1.9M for FY'23; effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, MSR valuation adjustments due to rates and assumption changes, net would be $20M in Q1'24, ($16M) in Q2'24, $4M in Q3'24, $3M in Q4'24, and $11M in FY'24

b) The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert

c) FV changes of loans HFI and HMBS related borrowings due to market interest rates and assumptions, a component of gain on reverse loans held for investment and HMBS-related borrowings, net

d) Severance and retention due to organizational rightsizing or reorganization

e) Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period

f) Contains costs associated with but not limited to rebranding, MAV upsize, costs related to the reverse subservicing acquisition from RMS (MAM), and other strategic initiatives and transactions

g) Contains non-routine transactions including but not limited to early payoff expense and fair value assumption changes on other investments recorded in other income/expense

h) Certain previously presented notable categories with nil numbers for each period shown have been omitted

End Notes

SLIDES 33 & 34 *cont.*

i) Effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted PTI would be $14M in Q1'24, $32M in Q2'24, $35M in Q3'24, $8M in Q4'24, and $89M in FY'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information

SLIDE 35

a) Effective in Q4'24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted pre-tax income would be $35M and adjusted ROE would be 31% in Q3'24; see slide titled "Note Regarding Non-GAAP Financial Measures" for more information

Abbreviations & Definitions

- **9M:** First nine months of the fiscal year
- **Adj / Adjusted:** Non-GAAP measure of PTI, ROE, revenue, opex (See slide titled "Note Regarding Non-GAAP Financial Measures")
- **Agency:** FHLMC, FNMA, and/or GNMA
- **AI:** Artificial Intelligence
- **B:** Billion
- **B2B:** Business-to-Business (includes Correspondent and Co-Issue origination channels)
- **bps:** Basis Points (1/100th of a percent)
- **BVPS:** Book Value Per Share
- **CAGR:** Compound Annual Growth Rate
- **CFPB:** Consumer Financial Protection Bureau
- **CPL:** Cost per Loan
- **CPR:** Conditional Prepayment Rate
- **D##:** ## Days past due (MBA methodology)
- **DTA:** Deferred Tax Asset(s)
- **EBO:** Early Buyout (GNMA)
- **EPS:** Earnings (Loss) Per Share
- **EquityIQ:** Onity's proprietary reverse mortgage product
- **ESS:** Excess Servicing Spread
- **FHLMC / Freddie (Mac):** Federal Home Loan Mortgage Corporation
- **FlexIQ:** Onity's proprietary non-qualified mortgage (non-QM) products
- **FNMA / Fannie (Mae):** Federal National Mortgage Association
- **FTE:** Full-Time Equivalent
- **FV:** Fair Value
- **Fwd:** Forward Mortgage
- **FY:** Fiscal Year
- **GAAP:** Generally Accepted Accounting Principles
- **GenAI:** Generative Artificial Intelligence
- **GNMA / Ginnie (Mae):** Government National Mortgage Association
- **Gov't:** Government loan types (FHA, VA, USDA)
- **GSE:** Government Sponsored Enterprise (FNMA, FHLMC)
- **#H:** Half of the fiscal year
- **HECM:** Home Equity Conversion Mortgage
- **HFI:** Loans Held for Investment
- **HMBS:** Home Equity Conversion Mortgage-Backed Securities
- **HUD:** U.S. Department of Housing and Urban Development
- **ICE:** Intercontinental Exchange (parent company of Black Knight, Inc. which produces the ICE mortgage monitor report)
- **IDP:** Intelligent Document Processing
- **k:** Thousand
- **LASI:** LoanSpan's AI assistant (Generative AI assisted subservicing client support)
- **LLM:** Large Language Model
- **LTIP:** Long-term Incentive Program
- **LTM:** Last 12 Months
- **M:** Million
- **M&A:** Mergers and Acquisitions
- **MAM:** Mortgage Assets Management, LLC
- **MAV:** MSR Asset Vehicle, LLC (Onity subservices for MAV)
- **MBA:** Mortgage Bankers Association
- **ML:** Machine Learning
- **Moody's:** Moody's Ratings (credit rating agency)
- **MSR:** Mortgage Servicing Rights
- **NAMB:** National Association of Mortgage Brokers
- **Nonbank:** Financial institution that originates and/or services mortgages but does not have a banking license
- **Non-QM:** non-qualified mortgages
- **NLP:** Natural Language Processing
- **NPL:** Non-Performing Loan
- **NPS:** Net Promoter Score
- **OCR:** Optical Character Recognition
- **ONIT:** Onity Group, Inc. NYSE stock symbol
- **Opex:** Operating Expenses
- **Orig:** Mortgage Originations Business Segment
- **Perf:** Performing Loan
- **PHH:** PHH Mortgage Corporation, a wholly-owned subsidiary of ONIT
- **PIF:** Paid-in-Full
- **PLS:** Private-Label Securities
- **pp(s):** Percentage Points
- **PTI:** Pre-Tax Income (Loss)
- **Q#:** Quarter of the fiscal year
- **QoQ:** Quarter-over-Quarter
- **Refi:** Mortgage Refinance
- **Rem Term:** Remaining Term
- **REO:** Real Estate Owned
- **RITM:** Rithm Capital Corp.
- **RMS:** Reverse Mortgage Solutions, Inc.
- **ROE:** Annualized Return on Common Equity
- **ROI:** Return on Investment
- **RPA:** Robotic Process Automation
- **Rvs:** Reverse Mortgage
- **SEC:** Securities and Exchange Commission
- **Serv:** Mortgage Servicing Business Segment
- **SHARP:** Servicer Honors and Rewards Program (FHLMC)
- **S&P:** S&P Global Ratings (credit rating agency)
- **SSON:** Shared Services & Outsourcing Network
- **STAR:** Servicer Total Achievement Rewards (FNMA)
- **Svc Fee:** Servicing Fee
- **T:** Trillion
- **TPO:** Third Party Originator
- **UPB:** Unpaid Principal Balance
- **VA:** Deferred Tax Valuation Allowance
- **YE:** Year-End
- **YoY:** Year-over-Year
- **YTD:** Year-to-Date

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